As filed with the Securities and Exchange Commission on July 28, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3178468

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

14200 Shady Grove Road
Rockville, Maryland	20850-7464

(Address of Principal Executive Offices)	(Zip Code)
HUMAN GENOME SCIENCES, INC.
SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN
(Full title of the plan)

R.W. Smith, Jr., Esquire
James H. Davis	Jason Harmon, Esquire
Human Genome Sciences, Inc.	DLA Piper LLP (US)
14200 Shady Grove Road	6225 Smith Avenue
Rockville, Maryland	Baltimore, Maryland 21209-3600
(301) 309-8504	(410) 580-3000

(Name, address, telephone number,	(Copy to)
including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price	aggregate offering	Amount of
be registered (1)	registered (1)	per share (2)	price (2)	registration fee (2)
Common Stock, $0.01 par value	5,000,000	$21.25	$106,250,000	$12,336

(1)
The Registrant previously registered shares of Common Stock to be offered or issued pursuant to prior versions of the Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan on Forms S-8 (File Nos. 333-44798, 333-66670, 333-89392, 333-104219, and 333-159003). This Registration Statement on Form S-8 covers additional shares of Common Stock to be offered or issued pursuant to the Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of Common Stock, par value $0.01 per share, which may be issued pursuant to the Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan to prevent dilution from stock splits, stock dividends, or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee under Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of the registration fee are based upon the average of the high and low prices of Human Genome Sciences, Inc. Common Stock on The NASDAQ Global Select Market on July 25, 2011 (i.e., $21.25). Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE
In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by Human Genome Sciences, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-44798, 333-66670, 333-89392, 333-104219, and 333-159003), with respect to securities offered pursuant to prior versions of the Company’s Second Amended and Restated Stock Incentive Plan are hereby incorporated by reference.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
4.1
Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 31, 1994; Exhibit 3.3 to the Company’s Annual Report on Form 10-K/A, filed on April 3, 1998; Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 16, 1999; Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on July 31, 2001; Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 8, 2008; and Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on May 24, 2010)

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K, filed on October 6, 2010)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-45272), filed on September 6, 2000)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Second Amended and Restated Stock Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 30, 2011)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 28 day of July, 2011.

HUMAN GENOME SCIENCES, INC.
By:	/s/ H. Thomas Watkins
H. Thomas Watkins
President and Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints H. Thomas Watkins, President and Chief Executive Officer, David P. Southwell, Executive Vice President and Chief Financial Officer, and James H. Davis, Ph.D., Executive Vice President, General Counsel and Secretary, and each of them, and any successor or successors to such offices held by each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ H. Thomas Watkins	President, Chief Executive Officer	July 28, 2011

H. Thomas Watkins	and Director
(Principal Executive Officer)

/s/ David P. Southwell	Executive Vice President and	July 28, 2011

David P. Southwell	Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Argeris N. Karabelas	Chairman of the Board	July 28, 2011

Argeris N. Karabelas, Ph.D.

/s/ Allan Baxter	Director	July 28, 2011

Allan Baxter

/s/ Richard J. Danzig	Director	July 28, 2011

Richard J. Danzig

Signature	Title	Date

/s/ Colin Goddard	Director	July 28, 2011

Colin Goddard, Ph.D.

/s/ Maxine Gowen	Director	July 28, 2011

Maxine Gowen, Ph.D.

/s/ Tuan Ha-Ngoc	Director	July 28, 2011

Tuan Ha-Ngoc

/s/ John LaMattina	Director	July 28, 2011

John LaMattina, Ph.D.

/s/ Augustine Lawlor	Director	July 28, 2011

Augustine Lawlor

/s/ George J. Morrow	Director	July 28, 2011

George J. Morrow

/s/ Gregory Norden	Director	July 28, 2011

Gregory Norden

/s/ Robert C. Young	Director	July 28, 2011

Robert C. Young, M.D.

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1
Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 31, 1994; Exhibit 3.3 to the Company’s Annual Report on Form 10-K/A, filed on April 3, 1998; Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 16, 1999; Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on July 31, 2001; Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 8, 2008; and Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on May 24, 2010)

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K, filed on October 6, 2010)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-45272), filed on September 6, 2000)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Second Amended and Restated Stock Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on March 30, 2011)